                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC
                         BACAP OPPORTUNITY STRATEGY, LLC
               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

                                 CODE OF ETHICS

      This Code of Ethics (the "Code") shall apply to each investment company advised by an affiliate of Bank of America Corporation whose Board of Managers/Directors (the "Board") specifically adopts the Code with respect to such investment company. The term "Company" is deemed to refer to each such investment company and no other affiliated investment companies.(1)

      A person who is an "Access Person" of the Company and an "Access Person" of the investment adviser (including any sub-adviser) or principal underwriter of the Company is only required to report under and otherwise comply with the adviser's, sub-adviser's or principal underwriter's Rule 17j-1 code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1 and that the Board of the Company has also approved such code pursuant to Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Section A of this Code.

      A.    Legal Requirements.

      Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for any Officer, Manager or Director of the Company (as well as other persons who are "Access Persons"(2)), in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired"(3) by the Company:

---------------
(1) As used herein, "Manager/Director" shall mean a director or trustee and "Company" shall mean a corporation or trust.

(2) "Access Person" means: (i) any "Advisory Person" of the Company or its investment adviser (which term includes, for purposes of this Code, any sub-adviser); (ii) all of the investment adviser's directors and officers; (iii) all of the Company's directors and officers; and (iv) any director or officer of any principal underwriter of the Company who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of "Covered Securities" (defined below) by the Company, or whose functions or duties in the ordinary course of business relate to the making of any recommendations with respect to such purchases or sales. Categories (ii) and
(iii) are based upon presumptions that may be rebutted in light of pertinent facts and circumstances. An "Advisory Person" of the Company or its investment adviser means any director, officer or employee of the Company or its investment adviser (or of any entity in a control (as defined in Section 2(a)(9) of the Investment Company Act of 1940) relationship to the Company or its investment adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of "Covered Securities" (defined below) by the Company, or whose functions relate to the making of any recommendations to the Company with respect to such purchases or sales. "Advisory Person" also includes any natural person in a control relationship to the Company or its investment adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of "Covered Securities" by the Company.

(3) A security "held or to be acquired" by the Company means any "Covered Security" (defined below) which, within the most recent 15 days: (i) is or has been held by the Company; or (ii) is being or has been considered by the Company or its investment adviser for purchase by the Company; and any option to purchase or sell, and any security convertible into or exchangeable for, a "Covered Security."

            1. To employ any device, scheme or artifice to defraud the Company;

            2. To make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

            3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

            4. To engage in any manipulative practice with respect to the Company.

      The policies, restrictions and procedures included in this Code are designed to prevent violations of these prohibitions. (See Rule 17j-1(b).)

      In addition, the Investment Company Institute (the "ICI") has suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices and preserve the confidence of investors. The policies, restrictions and procedures included in this Code substantially conform to the additional measures suggested by the ICI.

      B.    Company Policies.

      It is the policy of the Company that no "Access Person" of the Company shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above. In this regard, each "Access Person" has a duty at all times to place the interests of Company shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the "Access Person's" position of trust and responsibility. It is a fundamental standard that "Access Persons" should not take inappropriate advantage of their positions. (See Report of Advisory Group on Personal Investing, May 9, 1994).

      C.    Restrictions.

            1. No "Access Person" shall purchase or sell, directly or indirectly, any "Covered Security"(4) where he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect "Beneficial Ownership"(5) and where he or she knows or should have known, at the time of such purchase or sale, that the "Covered Security":

----------------
(4) A "Covered Security" (or "Covered Securities") means a security as defined in section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies.

(5) A person will be treated as the "Beneficial Owner" of a security under this policy only if he or she has a direct or indirect pecuniary interest in the security.

                  (a) is being considered for purchase or sale by the Company;
            or

                  (b) is being purchased or sold by the Company.

            2. All "Access Persons" must obtain approval from the Senior Compliance Manager before directly or indirectly acquiring "Beneficial Ownership" in any securities in an "Initial Public Offering"(6) or in a "Limited Offering."(7)

            3. This Code sets forth additional requirements and restrictions that "Investment Personnel"(8) must comply with under this Code. To review such requirements and restrictions, please refer to Part A of this Code.

            4. The restrictions set forth in Section C.1. shall not apply to:

                  (a) purchases or sales of any "Covered Securities" that are not eligible for purchase or sale by the Company;

                  (b) purchases or sales over which the "Access Person" has no direct or indirect influence or control (i.e., non-volitional trades);

                  (c) purchases which are part of an "Automatic Investment
            Plan";(9)

-------------------------
   (1) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

   (2) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the Rule 16a-1 of the Securities Exchange Act of 1934 to include securities held by members of the person's immediate family sharing the same household; securities held by a partnership of which the person is a general partner; securities held by a trust of which the person is a trustee and has both investment control and a pecuniary interest, the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

      For interpretive guidance on whether a person has a direct or indirect pecuniary interest in a transaction, the person should consult the Senior Compliance Manager. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

(6) In this Code, "Initial Public Offering" shall mean an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(7) In this Code, "Limited Offering" shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of, or rule 504, rule 505 or rule 506 under the Securities Act of 1933.

(8) "Investment Personnel" includes any employee of the Company or its investment adviser (or of any company in a control relationship to the Company or its investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company. Investment Personnel also includes any natural person who controls the Company or its investment adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

                  (d) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

                  (e) sales which are affected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

In addition, the restrictions set forth in Section C.1. shall not apply to purchases or sales which are only remotely potentially harmful to the Company, as determined by the Senior Compliance Manager, because they would be very unlikely to affect a highly institutional market. Any request to purchase or sell securities which are only remotely potentially harmful to the Company must be made in writing. Similarly, the related approval or denial of such a request will be provided in writing.

      D.    Procedures.

            1. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed by its "Access Persons," each "Access Person" shall file the following reports with the Company, unless the "Access Person" is exempt as described above in the introduction or under Section D.1.(d) from reporting:

                  (a) INITIAL HOLDINGS REPORT

                  Each "Access Person" of the Company shall submit a report in the form attached hereto as Appendix A to the Senior Compliance Manager showing all holdings in "Covered Securities" in which the "Access Person" had any direct or indirect "Beneficial Ownership" and all accounts maintained at brokers, dealers, and/or banks where securities are held (or accounts where securities could have been held) for the direct or indirect benefit of the "Access Person" as of the date the person became an "Access Person." Such report shall be filed not later than 10 days after the person becomes an "Access Person," but need not show holdings or accounts over which such person had no direct or indirect influence or control. Information in the initial report must be current as of a date no more than 45 days prior to the date the person became an "Access Person." In lieu of providing such a report, an "Access Person" may provide account statements to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(i)).

                  (b) QUARTERLY TRANSACTION REPORT

-------------
(9) An "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

                  Each "Access Person" of the Company shall submit a report in the form attached hereto as Appendix B to the Senior Compliance Manager showing all transactions effected during the quarter in "Covered Securities" in which the person had any direct or indirect "Beneficial Ownership" and all accounts established at brokers, dealers, and/or banks that held any securities during the quarter for the direct or indirect benefit of the "Access Person." Such report shall be filed not later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. In lieu of providing such a report, an "Access Person" may arrange for broker trade confirmations and account statements to be provided directly to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(ii)).

                  (c) ANNUAL HOLDINGS REPORT

                  Each "Access Person" of the Company shall submit a report in the form attached hereto as Appendix C to the Senior Compliance Manager showing all holdings of "Covered Securities" in which the "Access Person" had direct or indirect "Beneficial Ownership" and all accounts maintained at brokers, dealers, and/or banks where securities are held (or accounts where securities could have been held) for the direct or indirect benefit of the "Access Person" as of the calendar year end. Information in the annual report must be current as of a date no more than 45 days before the report is submitted to the Company. Such report shall be filed not later than 30 days after the end of each calendar year, but need not show holdings or accounts over which such person had no direct or indirect influence or control. In lieu of providing such a report, an "Access Person" may provide account statements to the Senior Compliance Manager. (See Rule 17j-1(d)(1)(2)(iii)).

                  (d) EXCEPTIONS FROM REPORTING REQUIREMENTS

                        (i) A person need not make a report as would otherwise
            be required by Section D with respect to transactions effected for, and "Covered Securities" held in, any account over which the person has no direct or indirect influence or control.

                        (ii) Each Director who is an Independent Director and
            who would be required to make a report solely by reason of being a Company director, need not make an initial holdings report or annual holdings report as would otherwise be required by Section D.1.(a) or D.1.(c) above. An "Independent Director" is also exempt from the requirement to submit a quarterly transaction report as required by Section D.1.(b), but only if during the applicable calendar quarter there has not occurred any transaction by the "Independent Director" in a "Covered Security" where the "Independent Director" knew or, in the ordinary course of fulfilling the "Independent Director's" official duties as a "Independent

            Director," should have known that during the 15-day period immediately before or after the date of the "Independent Director's" transaction in the "Covered Security," the Company purchased or sold the "Covered Security," or the Company or its investment adviser considered purchasing or selling the "Covered Security."

                        (iii) An Access Person need not make a quarterly
            transaction report under Section D.1.(b) with respect to transactions effected pursuant to an Automatic Investment Plan (unless such transaction would override or otherwise depart from any pre-set schedule or allocation). (See Rule 17j-1(d)(2)).

            2. Every "Access Person" of the Company shall provide an annual certification in the form of Appendix D to the Senior Compliance Manager. This requirement applies to all Directors, including those who are not "Interested Persons" of the Company.

            3. The Board shall appoint the Senior Compliance Manager to be responsible for administering this Code. In addition, an appropriate management or compliance person shall be responsible for reviewing the reports of the Senior Compliance Manager submitted pursuant to this Code. (See Rule 17j-1(d)(3)).

            4. The Senior Compliance Manager shall notify each "Access Person" of the Company who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable. (Rule 17j-1(d)(4)).

            5. The Senior Compliance Manager shall report to the Board of Directors at the next regularly scheduled Board meeting:

                  (a) apparent violations of the requirements stated herein; and

                  (b) any transaction that the Senior Compliance Manager believes nonetheless may evidence a violation of this Code.

            6. Each year the Company must furnish to the Company's Board, and the Board must consider, a written "annual issues and certification report" that:

                  (a) describes any issues arising under the Code or associated procedures, or the code of ethics and associated procedures of the investment adviser, any sub-adviser or principal underwriter of the Company since the last report to the Board, including, but not limited to, information about material violations of such Codes or procedures and sanctions imposed in response to such violations; and

                  (b) certifies that the Company investment adviser (including any sub-adviser) and principal underwriter, as applicable, have adopted procedures reasonably necessary to prevent "Access Persons" from violating the Code. (See Rule 17j-1(c)(2)).

            7. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Section A and B of this Code have been violated, and what sanctions, if any, should be imposed. The Board shall review the operation of this Code at least once a year, and shall make and approve such changes to the Code as it deems necessary. (See Rule 17j-1(c)).

            8. The Company will maintain, at its principal place of business, and make the following records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

                  (a) a copy of each code of ethics for the Company that is in effect, or at any time within the past five years was in effect, in an easily accessible place;

                  (b) a record of any violation of the code of ethics, and of any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  (c) a copy of each report made under Section D.1. of this Code by an "Access Person," including any information provided in lieu of these reports, for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  (d) a record of all persons, currently or within the past five years, who are or were required to submit reports under Section D.1. of this Code, or who are or were responsible for reviewing those reports, in an easily accessible place;

                  (e) a copy of each report required under Section D.6. of this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                  (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition by "Investment Personnel" of securities under Part A, paragraph 1 below, for at least five years after the end of the fiscal year in which the approval is granted. (See Rule 17j-1(f)).

      E.    Adoption and Approval of Codes of Ethics.

      The Board, including a majority of non-interested Directors, shall approve the Code of the Company, the code of ethics of each investment adviser and principal underwriter of the Company upon initial engagement of either, and any material changes to these codes no later than six months after the adoption of the material change. (See Rule 17j-1(c)(1)).

      F.    Insider Trading and Conflicts of Interest.

      The Board of the Company has adopted a policy statement on insider trading and conflicts of interests (the "Policy Statement"), a copy of which is attached hereto as Appendix E. All "Access Persons" are required by this Code to read and familiarize themselves with their responsibilities under the Policy Statement.

      G.    Sanctions.

      Upon discovering a violation of this Code, the Board of the Company may impose such sanctions as it deems appropriate.

                                     PART A

                              INVESTMENT PERSONNEL

      In addition to the requirements and restrictions contained in Sections A-H of this Code, investment personnel are also subject to the following requirements and restrictions:

      1. Any profits realized by "Investment Personnel" from "Short-term Trading"(10) of a "Covered Security" shall be disgorged to the Company.

      2. "Investment Personnel" are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Company.

      3. "Investment Personnel" are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Senior Compliance Manager based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

      4. "Investment Personnel" are required to provide copies of all brokerage statements and confirmations to the Senior Compliance Manager. All "Investment Personnel" shall disclose all personal securities holdings upon commencement of employment with the Company and annually thereafter.

-------------
(10) For purposes of this Code, "Short-term Trading" is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities which both occur within any 60-day period.

                                    Part A-1

                                   APPENDIX A

                            Initial Holdings Report*

To the Senior Compliance Manager:

      I have reported below** all holdings of "Covered Securities" in which I had any direct or indirect "Beneficial Ownership" and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on _____________ ____, 200___, the day I became an "Access Person." I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

"COVERED SECURITIES" (direct or indirect "Beneficial Ownership")

                                 Number of Shares (equity security) or Principal
     Title of Security                         Amount (debt security)
------------------------------   -----------------------------------------------
------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

SECURITY ACCOUNTS (holding securities for my direct or indirect benefit)

 Broker, Dealer or Bank Name                  Name(s) on Account
------------------------------   -----------------------------------------------
------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

------------------------------   -----------------------------------------------

      This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect "Beneficial Ownership" in the holdings and accounts listed above.

Dated: ________________________    Signature: ________________________________

* PLEASE COMPLETE AND SUBMIT THIS FORM NO LATER THAN 10 DAYS AFTER YOU BECAME AN "ACCESS PERSON".

** YOU MAY ATTACH ACCOUNT STATEMENTS INSTEAD OF LISTING HOLDINGS AND SECURITY ACCOUNTS.

                                  Appendix A-1

                                   APPENDIX B

                          Quarterly Transaction Report*

To the Senior Compliance Manager:

      I have reported below** all transactions effected in "Covered Securities" in which I had any direct or indirect "Beneficial Ownership" and all accounts established at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit during the calendar quarter ended ____________ ____, 200___. I understand that I am required to report my own transactions and accounts, and transactions and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

"COVERED SECURITIES" (direct or indirect "Beneficial Ownership")

                         Number of Shares                         Nature of
                       (equity security) or  Interest Rate and   Transaction   Price of    Broker,
Title of    Date of      Principal Amount    Maturity Date (if    (Purchase,    Covered   Dealer or   Ticker Symbol
Security  Transaction    (debt security)        applicable)      Sale Other)    Security  Bank Name  or CUSIP Number
--------  -----------  --------------------  -----------------  -------------  ---------  ---------  ---------------
--------  -----------  --------------------  -----------------  -------------  ---------  ---------  ---------------

--------  -----------  --------------------  -----------------  -------------  ---------  ---------  ---------------

--------  -----------  --------------------  -----------------  -------------  ---------  ---------  ---------------

--------  -----------  --------------------  -----------------  -------------  ---------  ---------  ---------------

SECURITY ACCOUNTS (holding securities for my direct or indirect benefit)

Broker, Dealer or Bank Name    Name(s) on Account    Date Account was Established
---------------------------    ------------------    ----------------------------
---------------------------    ------------------    ----------------------------

---------------------------    ------------------    ----------------------------

---------------------------    ------------------    ----------------------------

---------------------------    ------------------    ----------------------------

      This report may exclude transactions and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect "Beneficial Ownership" in the securities and accounts listed above.

Dated: ___________________________    Signature: ___________________________

* PLEASE COMPLETE AND SUBMIT THIS FORM NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

** YOU MAY ATTACH ACCOUNT STATEMENTS INSTEAD OF LISTING TRANSACTIONS AND SECURITY ACCOUNTS.

                                  Appendix B-2

                                   APPENDIX C

                   December 31, 200__ Annual Holdings Report*

To the Senior Compliance Manager:

      I have reported below** all holdings of "Covered Securities" in which I had any direct or indirect "Beneficial Ownership" and all accounts maintained at brokers, dealers, and/or banks that held any securities directly or indirectly for my benefit on December 31, 200___. I understand that I am required to report my own holdings and accounts, and holdings and accounts of: (a) immediate family members who live with me, (b) partnerships of which I am a general partner, (c) trusts of which I am a trustee if I have investment control and either I have a pecuniary interest or an immediate family member is a beneficiary (whether or not they live with me), (d) revocable trusts of which I am a settlor, and (e) trusts of which I am a beneficiary if I have any investment control.

"COVERED SECURITIES" (direct or indirect "Beneficial Ownership")

                     Number of Shares (equity security) or
Title of Security      Principal Amount (debt security)       Ticker Symbol or CUSIP Number
-----------------    -------------------------------------    -----------------------------
-----------------    -------------------------------------    -----------------------------

-----------------    -------------------------------------    -----------------------------

-----------------    -------------------------------------    -----------------------------

-----------------    -------------------------------------    -----------------------------

-----------------    -------------------------------------    -----------------------------

SECURITY ACCOUNTS (holding securities for my direct or indirect benefit)

Broker, Dealer or Bank Name      Name(s) on Account
---------------------------      ------------------
---------------------------      ------------------

---------------------------      ------------------

---------------------------      ------------------

---------------------------      ------------------

      This report may exclude holdings and accounts as to which I had no direct or indirect influence or control, and is not an admission that I have or had any direct or indirect "Beneficial Ownership" in the holdings and accounts listed above.

Dated: ___________________________    Signature: ____________________________

* PLEASE COMPLETE AND SUBMIT THIS FORM NO LATER THAN 30 DAYS AFTER THE END OF EACH CALENDAR YEAR.

**    YOU MAY ATTACH ACCOUNT STATEMENTS INSTEAD OF LISTING HOLDINGS AND
      ACCOUNTS.

                                  Appendix C-1

                                   APPENDIX D

                       Annual Certification of Compliance
                 for the Calendar Year Ended December 31, 200__.

To the Senior Compliance Manager:

      I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all accounts, holdings and personal securities transactions that I am required to disclose or report pursuant to the requirements of the Code of Ethics. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated: ____________________________    Signature: ____________________________

                                  Appendix D-1

                                   APPENDIX E

POLICY STATEMENT ON INSIDER TRADING

A.    Introduction.

      The Company seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Company is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

      Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

      Regardless of whether a government inquiry occurs, the Company views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.    Scope of the Policy Statement.

      This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by "Access Persons," as defined in the Company's Code of Ethics.

      The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Senior Compliance Manager. You also must notify the Senior Compliance Manager immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.    Policy Statement.

      No person, to whom this Policy Statement applies, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Company's "Access Persons" communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

      1. What is Material Information?

                                  Appendix E-1

      Information is "Material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information disclosure of which will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Senior Compliance Manager.

      Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

      Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

      2. What is Nonpublic Information?

      Information is "Public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or other government agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

      3. Identifying Inside Information

      Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

            (i) Report the information and proposed trade immediately to the Senior Compliance Manager.

            (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.

            (iii) Do not communicate the information inside or outside the
                  Company, other than to the Senior Compliance Manager.

                                  Appendix E-2

            (iv) After the Senior Compliance Manager has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the Company should take.

      You should consult with the Senior Compliance Manager before taking any action. This degree of caution will protect you and the Company.

      4. Contact with Public Companies

      The Company's contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the Company's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Company employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself and the Company, you should contact the Senior Compliance Manager immediately if you believe that you may have received material, nonpublic information.

      5. Tender Offers

      Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Company employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

                                  Appendix E-3